UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 25, 2016

CATALENT, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36587	20-8737688
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 Schoolhouse Road Somerset, New Jersey	08873
(Address of Principal Executive Offices)	(Zip Code)
(732) 537-6200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On October 25, 2016, Catalent, Inc. (the “Company”) held its 2016 annual meeting of shareholders. At the annual meeting, shareholders voted on the matters disclosed in the Company’s definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 14, 2016 (the “Proxy Statement”). The final voting results for the matters submitted to a vote of shareholders were as follows:
Proposal No. 1 – Election of Directors
At the annual meeting, the Company’s shareholders elected the persons listed below as Class II directors for a three-year term expiring at the Company’s 2019 annual meeting of shareholders or until their respective successors are duly elected and qualified:

	Votes Cast For	Votes Withheld	Broker Non-Votes
Melvin D. Booth	87,877,808	29,929,926	969,478
J. Martin Carroll	97,737,679	20,070,055	969,478
James Quella	78,628,072	39,179,662	969,478
Proposal No. 2 – Ratification of Independent Registered Public Accounting Firm
The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2017.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
118,236,589	429,999	110,624	N/A

Proposal No. 3 – Non-Binding Vote on Executive Compensation
The Company’s shareholders approved, in a non-binding advisory vote, the compensation paid to the Company’s named executive officers as disclosed in the Proxy Statement.

Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
116,992,579	700,662	114,493	969,478

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALENT, INC.

Date: October 31, 2016	By:	/s/ STEVEN FASMAN
	Name:	Steven Fasman
	Title:	Senior Vice President and General Counsel